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                                                              EXHIBIT 23.2

                   B U T L E R & B I N I O N, L. L. P.
                              SUITE 1600                 WASHINGTON, D.C.

ATTORNEYS AT LAW              1000 LOUISIANA                (202) 466-6900

                              (713) 237-3111                        DALLAS

                        TELECOPIER (713) 237-3202           (214) 220-3100

                                                               SAN ANTONIO

                                                            (210) 227-2200
November 22, 1996

To the Board of Directors
Nuevo Energy Company

  We consent to the references to our firm under the heading "Legal Matters" and elsewhere in the Prospectus constituting a part of Nuevo Energy Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 15, 1996.

                                          /s/ Butler & Binion, L.L.P.